RIG EQUIPMENT PURCHASE AGREEMENT

By and Between

Miller Energy Resources, Inc.
As Buyer

And

Baker Process, Inc.
As Seller

Dated: May 5, 2014

RIG EQUIPMENT PURCHASE AGREEMENT
This Rig Equipment Purchase Agreement (this “Agreement”) is entered into on May 5, 2014, by and between Miller Energy Resources, Inc., a Tennessee corporation (“Buyer”), and Baker Process, Inc., a Delaware corporation (“Seller”). Buyer and Seller may be referred to herein individually as a “Party” and collectively as the “Parties”.
R E C I T A L S:
WHEREAS, Seller is the owner of the Rig Equipment (defined below); and
WHEREAS, Buyer desires to purchase, and Seller desires to sell the Rig Equipment, on the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, the Parties each agree as follows:
Article 1
Definitions
The following terms, as used in this Agreement, shall have the meanings indicated below, unless the context otherwise requires:
1.1“Affiliate” with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. As used herein, the term “control” means possessing, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting equity interests, by contract or otherwise.

1.2“Agreement” is defined in the preamble to this Agreement.

1.3“Bill of Sale” is defined in Section 3.1.

1.4“Business Day” means a day of the year on which banks are not required or authorized to be closed in the City of Houston, Texas.

1.5“Buyer” is defined in the preamble to this Agreement.

1.6“Buyer Representatives” is defined in Section 6.1.

1.7“Damages” means all damages, losses, Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, costs, expenses (including reasonable fees and expenses of legal counsel) of any kind or nature whatsoever.

1.8“Encumbrance” means any Order, security interest, lien, right of payment, contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, but shall not include the following: (a) liens for taxes or assessments not yet due and payable or which are the subject of a Seller Tax Contest, (b) mechanic’s, materialmen’s, carriers’, workers’, repairers and other similar liens arising or incurred in the ordinary and usual course of business relating to obligations as to which there is no material default or which are the subject of a Seller Contractor Contest, and (c) such other encumbrances and encroachments which are immaterial in nature and amount.

1.9“Execution Date Location” is defined in Section 3.3.

1.10“Governmental Authority” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

1.11“Indemnification Claim” means any claim for indemnification by an Indemnified Party against Buyer under this Agreement.

1.12“Indemnified Parties” means (a) with respect to any indemnity provided by Seller under Section 6.1(a), Seller, Affiliates of Seller, including Baker Hughes Oilfield Operations, Inc., and their respective officers, directors, employees and agents; and (b) with respect to any indemnity provided by Seller under Section 6.1(b), Buyer, Affiliates of Buyer, and their respective officers, directors, employees and agents.

1.13“Indemnitor” means (a) with respect to any indemnity payable under Section 6.1(a), the Buyer; and (b) with respect to any indemnity payable under Section 6.1(b), the Seller.

1.14“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now in effect.

1.15“Liability” means any liability, duty or obligation.

1.16“Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator.

1.17“Parties” and/or “Party” is defined in the preamble to this Agreement.

1.18“Person” means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, or Governmental Authority.

1.19“Purchase Option Agreement” means an agreement dated March 31, 2014 by and between BPI and Miller Energy.

1.20“Purchase Price” is defined in Section 2.2.

1.21“Rig Equipment” is defined in Section 2.1.

1.22“Seller” is defined in the preamble of this Agreement.

1.23“Seller Contractor Contest” means any claims against the Rig Equipment by any mechanic, materialman, carrier, worker, repairer and other similar contractor the validity of which are being contested in good faith or for which reasonable reserves have been established.

1.24“Seller Tax Contest” means any taxes or assessments arising from or related to the Rig Equipment or as to which a lien has attached to the Rig Equipment which is being contested in good faith by Seller through appropriate proceedings or for which reasonable reserves have been established.

1.25“Transaction Documents” means this Agreement and the Bill of Sale.

Article 2
Purchase and Sale of Assets
2.1Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer the equipment described generally in Exhibit A (the “Rig Equipment”).

2.2Purchase Price. The aggregate purchase price to be paid by Buyer for the Rig Equipment shall be Three Million Two Hundred Fifty Thousand and 00/100 Dollars ($3,250,000.00) (the “Purchase Price”).

Article 3
Execution Date Actions
3.1Seller’s Delivery to Buyer. Seller shall, contemporaneously with the execution and delivery of this Agreement, deliver to Buyer a Bill of Sale in the form attached as Exhibit B hereto, duly executed by Seller (the “Bill of Sale”).

3.2Buyer’s Delivery to Seller. Buyer shall have satisfied the conditions to exercise of the Purchase Option (as defined in the Purchase Option Agreement) pursuant to the terms of the Purchase Options Agreement.

3.3The Rig Equipment shall pass to Buyer and Buyer shall take possession of the Rig Equipment wherever it is located at that time (“Execution Date Location”). Seller shall not be responsible for any costs associated with transportation of the Rig Equipment from the Execution Date Location.

Article 4
Representations and Warranties of Seller
Seller represents and warrants to Buyer as follows:
4.1Status of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. There is no pending or, to the knowledge of Seller, threatened, action for the dissolution, liquidation, insolvency, or rehabilitation of Seller.

4.2Power and Authority; Enforceability. Seller has the power and authority to execute and deliver each Transaction Document, to which Seller is a party, and to perform and consummate the transactions contemplated thereby. Seller has taken all actions necessary to authorize the execution and delivery of each Transaction Document to which it is a party, the performance of its obligations thereunder, and the consummation of the transactions contemplated thereby. Each Transaction Document has been duly authorized, executed, and delivered by, and is enforceable against, Seller.

4.3Brokers’ Fees. Seller does not have any Liability to pay any compensation to any broker, finder, or agent with respect to the transactions contemplated hereby for which Buyer could become directly or indirectly Liable.

4.4Rig Equipment. Seller has good and marketable title to the Rig Equipment, free and clear of all Encumbrances. IN THIS AGREEMENT, ALL OF THE RIG EQUIPMENT IS BEING CONVEYED IN ITS CURRENT CONDITION “AS IS”, “WHERE IS” AND “WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE, OR UNDISCOVERABLE)”. SELLER AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER WHETHER EXPRESSED/IMPLIED OR STATUTORY WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, MERCHANTABILITY, MAINTENANCE, REPAIR, CONDITION, CERTIFICATION, USE OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE RIG EQUIPMENT. BUYER AGREES, BY ITS EXECUTION HEREOF, THAT THERE ARE

NO REPRESENTATIONS AND WARRANTIES EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND BUYER DOES FURTHER AGREE THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, MERCHANTABILITY, MAINTENANCE, REPAIR, CONDITION, CERTIFICATION, USE OR THE FITNESS OF THE RIG EQUIPMENT FOR ANY PURPOSE INTENDED BY BUYER, AND THAT BUYER HAS EXAMINED AND IS FAMILIAR WITH THE RIG EQUIPMENT AND IS ACQUIRING THE RIG EQUIPMENT IN ITS CURRENT CONDITION AND STATE OF REPAIR “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE)”.

4.5Taxes. Except as set forth in Section 7.10 with respect to ad valorem/property taxes attributable to 2014, Seller (i) has caused to be timely filed with the appropriate federal, state, local and other Governmental Authorities, all material returns and reports, including any related or supporting information, with respect to income taxes or similar assessments or any sales, excise, occupation, use, ad-valorem/property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any federal, state or local authority, including any, interest, penalties or additions attributable thereto, required to be filed with respect to the Rig Equipment or the conduct of the business associated therewith for the period ending prior to May 5, 2014, and (ii) has paid or caused to be paid, all taxes due or claimed to be due from or with respect to such returns and reports, except for any taxes subject to a Seller Tax Contest.

Article 5
Representations and Warranties of Buyer
Buyer represents and warrants to Seller as follows:
5.1Status of Buyer. Buyer is a corporation duly created, formed or organized, validly existing and in good standing under the Laws of the State of Tennessee. There is no pending or, to the knowledge of Buyer, threatened, action for the dissolution, liquidation, insolvency, or rehabilitation of Buyer.

5.2Power and Authority; Enforceability. Buyer has the power and authority to execute and deliver each Transaction Document to which it is a party and to perform and consummate the transactions contemplated thereby. Buyer has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is a party. Each Transaction Document to which Buyer is a party has been duly authorized, executed and delivered by, and is enforceable against Buyer, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

5.3Experience. Buyer represents that by reason of Buyer’s knowledge and experience in the evaluation and acquisition of oil and gas related equipment, Buyer has evaluated the merits and risks of purchasing the Rig Equipment from Seller and has formed an opinion based solely upon Buyer’s knowledge and experience. Buyer is a party capable of making such investigation, inspection, review and evaluation of the Rig Equipment as a prudent party would deem appropriate under the circumstances including with respect to all matters relating to the Rig Equipment, its value, operation and suitability.

5.4Inspection and Inventory. Buyer acknowledges and agrees to the disclaimers of warranties and representations set forth in Section 4.4. Seller has permitted representatives of Buyer to have full access to the Rig Equipment for purposes of performing inspections, tests, and inventory of the equipment. Buyer has completed its inspection of the Rig Equipment as of the date hereof, including the Rig Equipment's documentation, and is satisfied with the results thereof. Buyer acknowledges that the Rig Equipment is used and should be carefully inspected, tested, repaired (as necessary) and certified prior to use.

5.5Brokers’ Fees. Buyer has no Liability to pay any compensation to any broker, finder, or agent with respect to the transactions contemplated hereby for which Seller could become Liable.

Article 6
Indemnification
6.1Scope of Indemnity.

(a)    By Buyer. Buyer will defend, indemnify, and hold the Indemnified Parties harmless from and pay any and all Damages incurred by a Indemnified Party, directly or indirectly, resulting from, relating to, arising out of, or attributable to any of the following: (i) any breach of any representation or warranty Buyer has made in this Agreement; (ii) any breach by Buyer of any covenant or obligation of Buyer in this Agreement; (iii) any cause of action, claim, demand or suit which Buyer, its employees, contractors, auditors, legal counsel or other representatives (collectively, “Buyer Representatives”) may have against any Indemnified Party as a result of any property damage and/or bodily injury sustained by a Buyer Representative while on any premises or rigs of Seller prior to May 5, 2014, regardless of the cause of the loss or claims, EVEN WHERE SUCH LOSS OR CLAIM ARISES IN WHOLE OR IN PART FROM THE NEGLIGENCE, STRICT LIABILITY OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY; and (iv) the operation and ownership of the Rig Equipment after May 5, 2014.

(b)    By Seller. Seller will defend, indemnify, and hold the Buyer harmless from and pay any and all Damages incurred by Buyer, directly or indirectly, resulting from, relating to, arising out of, or attributable to any of the following: (i) any breach of any representation or warranty Seller has made in this Agreement; (ii) any breach by Seller of any covenant or obligation of Seller in this Agreement, including any such Damages arising from any Seller Contractor Claim or Seller Tax Claim; and (iii) the operation and ownership of the Rig Equipment prior to May 5, 2014.

6.2Indemnification Claim Procedures.

(a)If any action or proceeding is commenced in which any Indemnified Party is a party which may give rise to a claim for indemnification under Section 6.1 then such Indemnified Party shall promptly give written notice to the applicable Indemnitor. Failure to promptly notify Indemnitor will not relieve Indemnitor of any Liability that it may have to the Indemnified Party, except to the extent the defense of such action or proceeding is materially and irrevocably prejudiced by the Indemnified Party’s failure to give such notice.

(b)The applicable Indemnitor will have the right to defend against an Indemnification Claim with counsel of its choice reasonably satisfactory to the Indemnified Party if within fifteen (15) days following the receipt of notice of the Indemnification Claim, Indemnitor notifies the Indemnified Party in writing that the Indemnitor will assume the defense of such Indemnification Claim. So long as Indemnitor is conducting the defense of the Indemnification Claim, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Indemnification Claim, and (ii) the Indemnified Party will not consent to the entry of any Order with respect to the Indemnification Claim without the prior written consent of the relevant Indemnitor. No Indemnitor will enter into any settlement with respect to the Indemnification Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless such settlement (A) requires solely the payment of money damages by the Indemnitor and (B) includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party and the Persons for whom the Indemnified Party is acting from all liability in respect of the proceeding giving rise to the Indemnification Claim.

(c)Each Indemnitor hereby consents to the non-exclusive jurisdiction of any Governmental Authority in which an action or proceeding is brought against any Indemnified Party for purposes of any Indemnification Claim that an Indemnified Party may have under this Agreement with respect to such action or proceeding or the matters alleged therein, and agrees that process may be served on such Party with respect to such claim anywhere in the world.

6.3Other Matters.

(a)Each Indemnified Party shall use commercially reasonable efforts to mitigate any Damages that such Indemnified Party asserts under this Article 6. In the event that an Indemnified Party shall fail to use such commercially reasonable efforts to mitigate any Damages, then notwithstanding anything else to the contrary contained herein, its respective Indemnitor shall not be required to indemnify any Indemnified Party for any Damages that could reasonably be expected to have been avoided if the Indemnified Party had made such efforts.

(b)The amount of any Damages for which indemnification is provided under this Article 6 shall be (i) reduced by any net amounts recovered from an unaffiliated third party by the Indemnified Party under insurance policies and arrangements with respect to such Damages, and (ii) reduced by the present value of any tax benefits realized by the Indemnified Party from the incurrence of payment of any such Damages.

Article 7
Miscellaneous
7.1Entire Agreement. This Agreement, together with the Exhibits, constitute the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

7.2Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If the principal business, operations or a majority or substantial portion of the assets of Seller are assigned, conveyed, allocated or otherwise transferred, including by sale, merger, consolidation, amalgamation, conversion or similar transactions, such receiving Person or Persons shall automatically become bound by and subject to the provisions of this Agreement, and, on the request of Buyer, Seller shall cause the receiving Person or Persons to expressly assume its obligations hereunder.

7.3Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any request, demand, claim or other communication hereunder shall be deemed duly given two (2) Business Days after it is sent registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Buyer:
Miller Energy Resources, Inc.
601 W. 5th Avenue, Suite 301
Anchorage, Alaska 99501
Attn: David M. Hall, Chief Executive Officer
Tel: 907-433-3804
Fax: 865-691-8209
Email: dhall@millerenergyresources.com

With a copy to (which shall not constitute notice):

Miller Energy Resources, Inc.
9721 Cogdill Rd., Suite 302

Knoxville, TN 37932
Attn: Kurt C. Yost, General Counsel
Tel: 865-392-4237
Fax: 865-691-8209
Email: kyost@millerenergyresources.com

If to Seller:

Baker Process, Inc.
2929 Allen Parkway, Suite 2100
Houston, TX 77019
Attn: Christopher J. Ryan
Tel:    713-439-8771
Fax:    713-439-8778
Email:    Christopher.ryan@bakerhughes.com

With a copy to (which shall not constitute notice):

Snow Spence Green LLP
2929 Allen Parkway, Suite 2800
Houston, TX 77019
Attn: Phil F. Snow
Tel:    713-335-4802
Fax:    713-335-4902
Email:    philsnow@snowspencelaw.com

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually is received by the intended recipient. Any Party may change the address to which notices, requests, demand, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
7.4Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7.5Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.6Governing Law; Consent to Jurisdiction. This Agreement and the performance of the transactions contemplated hereby and obligations of the Parties hereunder will be governed by and construed in accordance with the law of the United States of America and, to the extent that such law is not applicable, the laws of the State of Texas, without giving effect to any choice of Law principals. EACH OF THE PARTIES HEREBY CONSENTS TO THE JURISDICTION OF THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS (HOUSTON DIVISION) AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF SUCH COURT AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF THE PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OR PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 7.3 AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

7.7Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

7.8Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof, provided that any provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction will not affect the enforceability of the remaining terms and provisions hereof or the enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7.9Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

7.10Taxes. Seller shall be liable for any transfer taxes, stamp taxes and sales and use taxes relating to the sale or purchase of the Rig Equipment hereunder and for any related interest and penalties. The Parties shall use commercially reasonable efforts to minimize the amounts of such taxes and other costs, to the extent reasonably practicable. For the avoidance of doubt, as between the Buyer and Seller, Seller shall be solely liable for and shall pay when due any taxes arising in connection with any Seller Tax Contest underway on the date of this Agreement. The Purchase Price shall be reduced by $14,333.00 representing the estimated amount of accrued personal property and ad valorem taxes for the period after December 31, 2013 through and including May 5, 2014 with respect to all of the Rig Equipment. The balance of all personal property and ad valorem taxes for 2014 with respect to all of the Rig Equipment shall be paid by Buyer. Proration of such taxes will be made on the basis of taxes assessed in 2013. Seller shall have no responsibility for any additional amount of such taxes and the Purchase Price shall not be further adjusted if the actual amount of such taxes in 2014 varies from the amount of such taxes in 2013.

7.11Other Payments. As between the Buyer and Seller, Seller shall be solely liable for and shall pay when due any amounts owing with respect to the Rig Equipment in connection with any Seller Contractor Contest underway on the date of this Agreement.

7.12Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to Law, as amended as of the date of the applicable reference, and all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” means “including without limitation”. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

7.13Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SELLER

BAKER PROCESS, INC.

By: /s/ Christopher J. Ryan
Christopher J. Ryan, Authorized Agent

BUYER

MILLER ENERGY RESOURCES, INC.

By: /s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

By: /s/ David M. Hall
David M. Hall, Chief Operating Officer

EXHIBIT A
TO RIG EQUIPMENT PURCHASE AGREEMENT

RIG EQUIPMENT

General Descripton	Make	Model	Serial #	Inventory Comments
Drawworks	National	1320-M	N-236	National B-1 Catheads
Auxiliary Brake	Parmag Inc	D631422	N/A
Deadline Anchor	National	Type-E	N/A
Compound	National	3- Hole	TOD- 4879
Torque Converter	National	C-300-80- Type	1205	Drawworks 1 Rebuilt
Torque Converter	National	C-300-80- Type	1207	Drawworks 2
Torque Converter	National	C-300-80- Type	1206	Drawworks 3
Torque Converter	National	C-300-80- Type	3131	M.P. #1
Engines
#1 Light Plant	CAT	3456	3FG01737
#2 Light Plant	CAT	3456	3PG01076
#1 M.P.	CAT	3512	LLF00107
#2 M.P.	CAT	3512	LLF00115	Direct Drive/Air Clutch
#1 D.W.	CAT	3508	CBB00314
#2 D.W.	CAT	3508	CBB0302
#3 D.W.	CAT	3508	CBB00323
Air Hoist
# 1 Tugger	Ingersoll Rand	K6UL	8806	16,000 lbs
# 2 Tugger	Ingersoll Rand	K6UL	PPF8806	12,000 lbs
Mud Pumps
# 1 M.P.	Bomco	FB 1300		Comparable to cont EMSCO
# 2 M.P.	Bomco	FB 1300		Comparable to cont EMSCO
Driller Console	National	1320-M
Weight Indicator	Martin Decker	Type- E		Rebuilt
Gen #1		LCB	46B00784	KW Rating 455 ARR # 235-1211
Gen #2		SR4	CEA00552	KW Rating 455 ARR # 235-1211
Air Comp #1	NAPA AC	80-25T	09KOOL	D.W. Deck
Air Comp #2	Sullivan Pallitex	25DT-te	5.00E+30	In light plant
Rotary Table	National	C-27 1/2"	T3125
Crown Blocks	LCM	# of sheaves 7	2-737367	12E587 T2c-725 Fastline 60"
Traveling Blocks	Gardner Denver	550 ton		12 Sheave
Hydro Hook	BJ		26952
Swivel	BJ	P-500	649488	Capacity 500 ton 7 5/8 reg- rev
D.P. Elevators	5" PCT 350 ton	65-c6
D.P. Slips	WTM	7370000700		5"
D.C. Slips	WOOLY Tool	4 1/4- 5 3/4	8826-6
Elevators	BJ	250 Ton	50322	5"
Elevator Links		500 ton		12'
Elevator Links		500 ton		16'
D.P. Elevators		150 ton	18538	4"
Rotary Tong	BJ	Type DB	25854
Rotary Tong	WTM	Type A	C929C
Derrick Stand	Homemade
Block Stand	Homemade
Conventional Catwalk	Homemade	4' tall
Wireline Unit	Mathey	RET		719 15,000' of .092 new line
Shaker Tank	Homemade	50'x10'x9.5'	Desilter/Desander 8x10'	House 2 div 3 comp

Suction Tank	Homemade	50'x10'x9.5'	500 1 divider 2 compartments
Intermediate Tank	Homemade	50'x10'x9.5'	Hopper Room 8x10' 1 div 2 comp
Trip Tank	Homemade	10'x10'x8'
Water Tank	Homemade	35'x10.6'x10.6'	39065	500 BBL
Fuel Tank	Homemade	50'x7.3'x9.4'		20,000 GAL
Roof for pitts x 3	Homemade	1-41'x11'	2-49.1' x 11.15' 3-42.15'x11.15'
Light plant house	Homemade	50'x10'x9.4'
Accumulator house	Homemade	50'x10'x9.4'		Change house and parts house also
Top dog house	Homemade	36'x10'x8.4'
#1 motor shed house	Homemade	35.5'x10.7'x11.4'
#2 motor shed house	Homemade	35.5'x8'x11.4'
#3 motor shed house	Homemade	35.5'x9.8'x11.4
#1 M.P. house	Homemade	33'x11'x14'
#2 M.P house	Homemade	33'x11'x14'
Boiler House	Homemade	37'x10'x10'
Filter/Pump parts house	Homemade	20.7'x10'x12'
Pipe Spinner	Oilworks	AC-325		Air/Chain Teeth
Derrick	Lee C Moore	T3831-27x814	2W575-500017	1,000,000# rated
B.O.P Accumulator	Cameron	Type-80	7 valve 10k closing unit
Master Remote Control Panel			With Ambilical cord 150'
Boiler		6-x-1250	14643	250 HP Steam cap-8625 MAWP-150PSI
Steam Heaters x 12
Electrical heater top dog house superior	Q mark		MUH108
Electric heater top dog house ruffneck	Q mark		MUH078
Electric heater bottom dog house	Q mark		MUH108
Electric heater bottom dog house	Q mark		MUH078
Electric heater derrick shack	Q mark		MUH108
Substructure	Box on Box + Pony sub
Vee door ramp	Homemade	67"Wx33'L
Vee door gate	Homemade	70"x36"
Spool of 1 3/8"x 5000' of drilling line				New
1 set of bridle lines
Pipe Racks	Homemade	4'Hx30'L		8 on location
Junk basket	Homemade	21.7'x10'x6.5'
#1 pop offs	Sheer relief	QHV 30559
#2 pop offs	Sheer relief	QHV 30559
Agitator #1	Oilworks	Pit boss		1466 New shaft & blades
Agitator #2	Oilworks	Pit boss		1498 New shaft & blades
Agitator #3	Oilworks	Pit boss		1465 New shaft & blades
Agitator #4	Oilworks	Pit boss		1455 New shaft & blades
Agitator #5	Oilworks	Pit boss		1454 New shaft & blades
Agitator #6	Oilworks	Pit boss		1452 New shaft & blades
Agitator #7	Oilworks	Pit boss		1453 New shafts & blades
Stairs to top of dog house x 2	Homemade		42' Long

Stairs F/Rig floor to motor shed x 2	Homemade		15' Long
Stairs F/Motor shed to pit	Homemade		12' Long
Stairs F/Motor shed to ground	Homemade		26' Long
Stairs F/Pitts to ground	Homemade		12' Long
Caustic Barrel	Homemade		1 BBL
Auxiliary Equipment
Kelly hose	National	53' Long	4"	10k
Bumper hose	National	15' Long	4"	10k
Portable light plant	Ingersoll rand	Max-lite 895	Lightsource/2005	Tow behind
Portable light plant	Allmand	5,000 watts	0022MXL04	Tow behind
Portable Fuel cell x 1		500 gal	With electric pumps
Gas Buster	ZECO	with super choke
Camp gen- tow behind	Ingersoll rand	G-90	407822UCTC24	230/480 volts
Allmand Heater	Maxi Heat		0007MH05	Forced air
Allmand Heater	Maxi Heat		00440MXH04	Forced air
Godwin Pump		HL80	0748141-03	Fluid Transfer Pump
Screw Sucker		B100GG	33808	Fluid Transfer Pump
Portable Air Compressor	Ingersoll rand	185	1.48853E+11	125 PSI
Choke Manifold	Series of high pressure valves	10 M
B.O.P.- Double gate	Cameron 13 5/8	10 M	14711302	10 M
B.O.P. Single gate	Cameron 13 5/8	10 M	43-429-2-51/ 09100004	10 M
B.O.P. Annular	Hydril 13 5/8	10 M	R-6186 TAG/ H 70056	10 M
Mud Cross	Daton	10 M		13 5/8"
HCR Valve	No tag	10 M
Choke side valves on mud cross x 2		10 M		4.0625
Kill Line side valves on mud cross x 2		10 M	27129/27159	3.0625
Spool (DSA adapter)		3 M to 10 M
Desander	National	2 cone
Desilter	National	10 cone
Shale shaker #1	Fluid system	64X-12	2070
Shale shaker #2	Fluid system	64X-12	2071
T.D. Engine	CAT	3508	OF202869
Transformer for V.F.D.	Hammond	NEMA-3R	ME05G	800 KVA-3 PHASE
T.D. Gen		SR4-B	2DN02223	KW Rating 910
Top Drive House	Homemade	34'x8"x11'
Top Drive Unit	Varco	TDS- 11SA	552
Power slips	WTM	737-000	0700 RL
Hydraulic Catwalk	Pipe Wrangler	1203-0100	FPW- 011
B.O.P. Parts connex	20'x8'	Spare B.O.P. Parts Bolts, Nuts, DSA, API, Rings, Hammer wrenches
Parts connex	20'x8'	Pipe fitting parts unions weld o lets, nipples, collards etc..
Parts connex	20'x8'	Spare Sub's, Bits, Bit breakers etc..
Parts connex	20'x8'	Spare parts for the rig
Parts connex	20'x8'	Lube Connex
Spare connex's	20'x8'	Spare connex with additional equipment		6 spare
Pipe

Rack/Tracking	Work Order #	Description	Joints	Length
L-03-09-C 3545593	(W)33545593-011 UNINSP-Drill Pipe	Used 5" 19.50# Tool Joint 4/12" IF R-2 Seamless SVCCD	586	18,459
L-03-09-C 3545593	(W)33545593-012 UNINSP-Drill Pipe	Used 5" 19.50# Mule Shoe 4 1/2" IF R-2 Seamless SVCCD	1	30
L-03-05-C 3545593	(W)3545593-010 UNINSP - DRILL ACC	Drill Collars 8" @ 157.00# 6 5/8" REG Spiral Elevator Recess (Used)	3	0
L-03-05-C 3545593	(W)3545593-09 UNINSP - Drill ACC	Drill Collars 6 1/2" @ 99.00# 4 1/2" XH Smooth Elevator Recess (Used)	21	0

EXHIBIT B
TO RIG EQUIPMENT PURCHASE AGREEMENT

BILL OF SALE

THIS BILL OF SALE (this "Bill of Sale") dated as of May 5, 2014, is by and among, Baker Process, Inc, ("Seller") and Miller Energy Resources, Inc. ("Buyer"). Capitalized terms used but not otherwise defined in this Bill of Sale shall have the respective meanings ascribed thereto in the Rig Equipment Purchase Agreement (as defined below).

WHEREAS, Seller and Buyer are party to that certain Rig Equipment Purchase Agreement dated May 5, 2014 (the "Purchase Agreement"), by and among Seller, Buyer, and the other parties named therein, pursuant to which Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, all of Seller's interest in the equipment described in Exhibit A (the "Rig Equipment"); and

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Sale of Assets. Seller does hereby convey, sell, assign, transfer, and deliver to Buyer and its successors and permitted assigns, and Buyer does hereby accept and assume all of Seller's right, title, and interest in, to, and under the Rig Equipment TO HAVE AND TO HOLD the Rig Equipment unto Buyer, its successors and assigns for their own benefit and use forever. THE RIG EQUIPMENT IS BEING CONVEYED IN ITS CURRENT CONDITION “AS IS”, “WHERE IS” AND “WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE, OR UNDISCOVERABLE)”. SELLER AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY WHATSOEVER WHETHER EXPRESSED/IMPLIED OR STATUTORY WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, MERCHANTABILITY, MAINTENANCE, REPAIR, CONDITION, CERTIFICATION, USE OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE RIG EQUIPMENT. BUYER AGREES, BY ITS EXECUTION HEREOF, THAT THERE ARE NO REPRESENTATIONS AND WARRANTIES EXCEPT AS SPECIFICALLY SET FORTH IN THE PURCHASE AGREEMENT, AND BUYER DOES FURTHER AGREE THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES WITH RESPECT TO THE KIND, SIZE, QUALITY, DESCRIPTION, MERCHANTABILITY, MAINTENANCE, REPAIR, CONDITION, CERTIFICATION, USE OR THE FITNESS OF THE RIG EQUIPMENT FOR ANY PURPOSE INTENDED BY BUYER, AND THAT BUYER HAS EXAMINED AND IS FAMILIAR WITH THE RIG EQUIPMENT AND IS ACQUIRING THE RIG EQUIPMENT IN ITS CURRENT CONDITION AND STATE OF REPAIR “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE)”.

2.    Binding Effect and Amendment. This Bill of Sale is binding upon, inures to the benefit of, and is enforceable by Seller and Buyer and their respective successors and permitted assigns. This Bill of Sale may be amended, modified, or supplemented only by written agreement of the parties hereto.

3.    Conflict Between Agreements. This Bill of Sale is entered into pursuant to the Purchase Agreement and is subject and subordinate, in all respects, to all of the terms and conditions of the Purchase Agreement. To the extent any conflict or inconsistency exists between any term or provision of this Bill of Sale and any term or provision of the Purchase Agreement, the latter shall control

4.    Further Assurances. Seller and Buyer, for themselves and their respective successors and assigns, each hereby covenant and agree to execute, acknowledge, and deliver, or to cause to be executed, acknowledged, and delivered, all and every further documents or instruments (including assignments and bills of sale) and to do such further acts as any party hereto reasonably may deem necessary or appropriate in order to effect the intent and purposes of this Bill of Sale and the transactions contemplated hereby and by the Purchase Agreement.

5.    Governing Law. THIS BILL OF SALE, AND THE LEGAL RELATIONS BETWEEN THE PARTIES WITH RESPECT TO THIS BILL OF SALE, SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO RULES CONCERNING CONFLICTS OF LAW.

6.    Counterparts. This Bill of Sale may be executed in two or more counterparts (including by means of facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto have caused this Bill of Sale to be executed as of the date first above written.

SELLER

BAKER PROCESS, INC.

By: /s/ Christopher J. Ryan
Christopher J. Ryan, Authorized Agent

BUYER

MILLER ENERGY RESOURCES, INC.

By: /s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

By: /s/ David M. Hall
David M. Hall, Chief Operating Officer